EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Community Capital Corporation

We consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-66402), relating to the Community Capital Corporation Common Stock Dividend Reinvestment and Common Stock Purchase Plan; Registration Statement on Form S-8 (No. 333-116856), relating to the Community Capital Corporation 2004 Equity Incentive Plan; and Registration Statement on Form S-8 (No. 033-81304), relating to the Community Capital Corporation Employee Stock Ownership Plan (with Code Section 401(k) Provisions), of our report dated March 21, 2011, related to the consolidated balance sheets of Community Capital Corporation and subsidiary as of December 31, 2010, and the related consolidated statements of operations, changes in shareholders' equity and comprehensive income (loss) and cash flows for the year then ended, which report appears in the December 31, 2010 Annual Report on Form 10-K.

/s/Elliott Davis, LLC
Greenville, South Carolina
March 21, 2011